Calculation of Filing Fee Tables
Form S-3
(Form Type)
Foghorn Therapeutics Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(1)	457(o)	(2)	(3)	(3)	N/A	N/A
	Equity	Preferred Stock, par value $0.0001 per share(1)	457(o)	(2)	(3)	(3)	N/A	N/A
	Other	Warrants(4)	457(o)	(2)	(3)	(3)	N/A	N/A
	Other	Units(5)	457(o)	(2)	(3)	(3)	N/A	N/A
	Unallocated (Universal) Shelf	N/A	457(o)	(2)	Unallocated (Universal) Shelf	$300,000,000	0.00015310	$45,930.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$300,000,000		$45,930.00
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$17,613.00
	Net Fee Due							$28,317.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Foghorn Therapeutics Inc.	S-3	333-262711	February 14, 2022		$17,613.00 (6)	Equity	(6)	(6)	(6)
Fee Offset Sources	Foghorn Therapeutics Inc.	S-3	333-262711		February 14, 2022						$27,810.00 (6)
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(1)Includes an indeterminate number of shares of common stock or preferred stock as may be sold from time to time, at indeterminate prices.
(2)Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, or the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issued upon conversion or exchange of any preferred stock, warrants or units registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.
(3)The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act.
(4)Any securities registered hereunder with respect to the primary offering may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by the registrant in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000.
(5)Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.
(6)On February 14, 2022, the registrant filed a Registration Statement on Form S-3 (File No. 333-262711) (the “Prior Registration Statement”), which was declared effective on March 14, 2022. The Prior Registration Statement is set to expire on March 14, 2025. As a result, the registrant has $190,000,002.25 of unsold securities and $17,613.00 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using a portion of the unused filing fees associated with the Prior Registration Statement to offset the filing fee payable in connection with this filing.